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              CONSENT OF ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 1, 2000, with respect to the financial statements of Net4Music SA included in the Proxy Statement of Coda Music Technology, Inc. that is made a part of the Registration Statement (Form S-4) and related prospectus of Coda Music Technology, Inc. for the registration of 12,297,963 shares of its common stock.



/s/ Ernst & Young Audit
Represented by


/s/ Philippe Rahms
Philippe Rahms

Strasbourge, France
August 11, 2000